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                                                                    Exhibit 10.9


                                 PROMISSORY NOTE
                           DATED AS OF ________, _____


$__________________
                                                                Phoenix, Arizona


         FOR VALUE RECEIVED, _____________________ ("BORROWER"), an employee of PETsMART, INC., a Delaware corporation ("COMPANY"), hereby unconditionally promises to pay to the order of Company, in lawful money of the United States of America and in immediately available funds, the principal sum of _________________________ Dollars ($__________) (the "LOAN") together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

It is the intent of the parties is that the purpose of this Note is not for consumer, family or household purposes.

         1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable on ___________________, ____.

         2. INTEREST RATE. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of ______ percent (____%) per annum

         Any principal repayment or interest payment on the Loan hereunder not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the rate of _____________ percent (_____%) per annum in excess of the Prime Rate, or the maximum rate permissible by law (which under the laws of the State of Arizona shall be deemed to be the laws relating to permissible rates on commercial loans), whichever is less.

         3. PLACE/MANNER OF PAYMENT. All amounts payable hereunder shall be payable at the office of Company unless another place of payment shall be specified in writing by Company. Borrower hereby authorizes the Company to deduct any payment of principal/interest due hereunder from the first paycheck issued by the Company to Borrower after the date on which said payment is due, or if a payment is due on a date on which a paycheck is issued to Borrower, from that paycheck. Borrower understands that taxes will be deducted from these paychecks based upon the amount that would have been paid Borrower had payments for principal/interest not been deducted.

         4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to accrued interest, if any, and thereafter to the outstanding principal balance hereof.


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         5. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT"
hereunder:

                  (a) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within five (5) business days thereafter;

                  (b) Borrower files a petition or action for relief under any bankruptcy, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing;

                  (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower;

                  (d) Borrower's employment by or association with Company is terminated with cause by the Company or for the reason that Borrower resigns his/her employment.

 Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Company, and, in the case of an Event of Default pursuant to (b) or (c) above, automatically, be immediately due, payable and collectible by Company pursuant to applicable law. Notwithstanding the foregoing, if an Event of Default has occurred under (d) above due to, in Company's sole discretion, no malfeasance or misfeasance on the part of Borrower, this Note shall be accelerated only after 30 days' notice to Borrower or any successor. Company shall have all rights and may exercise any remedies available to it under law, successively or concurrently. Borrower expressly acknowledges and agrees that Company shall have the right to offset any obligations of Borrower hereunder against salaries, bonuses or other amounts that may be payable to Borrower by Company.

         6. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

         7. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.


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         8. FORGIVENESS OF PAYMENTS. For any reason and all periods of time in which Borrower is an employee of the Company, the principal and any interest due on this Note shall be waived, forgiven and deemed paid in the amount of 1/60th of the Loan per month for sixty (60) months. The first such amount being forgiven on _____________, ____ and each month thereafter until either the entire Loan has been deemed waived, forgiven and deemed paid in full or until the occurrence of an EVENT OF DEFAULT, whichever occurs first. Forgiveness of the entire amount of interest and principal due and owing will be forgiven in the event of the death of Borrower if Borrower's death occurs while employed by or associated with the Company. Upon the occurrence of an EVENT OF DEFAULT, no further forgiveness of payments will occur. Borrower acknowledges and agrees that (s)he will be responsible for any tax due relating to the forgiveness of the Loan resulting from this provision.

         9. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof. Borrower shall not, without the prior written consent of holder, assign any of its rights or obligations hereunder.

BORROWER:
                              ---------------------------------------

                              Printed Name:
                                            -------------------------


                                       3.